MAGNOLIA SOLAR, INC.
52-B Cummings Park, Suite 314
Woburn, MA 01801

Here Enterprises, Inc.
2908-30 Harrison Garden Blvd.
Toronto, Ontario, Canada M2N 789

Re: Reverse Merger Transaction

Dear Mr. Au:

Reference is made to that certain memorandum of understanding dated May 15, 2009 (the "MOU") by and between Magnolia Solar, Inc. ("Magnolia"), Here Enterpises, Inc. ("HRTE") and certain significant shareholders of HRTE (the "Sellers"). The purpose of this letter is to set forth certain understandings and agreements between Magnolia, HRTE and certain shareholders of HRTE (the "Sellers) regarding the proposed acquisition of a controlling interest in HRTE and reverse merger transaction between Magnolia and HRTE (the "Reverse Merger Transaction") as contemplated by the MOU.

Further to the MOU, this letter agreement will confirm that we have agreed as follows:

1. Upon the execution of this letter agreement, we shall wire you the sum of $20,000, which amount shall be utilized by you solely for expenses related to the completion of the audit of your financial statements for the year ended May 31, 2009 (the "Advance").

2. Upon the consummation of the Reverse Merger Transaction, the Advance shall be applied as a credit against the purchase price for the controlling interest in HRTE as contemplated by the MOU.

3. Should the Reverse Merger Transaction fail to close on or before August 31, 2009 or such later date as agreed by Magnolia and HRTE, through no fault of HRTE, the Advance shall be treated as a "Break Up" fee payable to HRTE. Should HRTE or its majority holders, for any reason, determine not proceed with the Reverse Merger Transaction upon being presented with the definitive merger agreement, the Advance shall be immediately due and payable to Magnolia, within ten (10) days of being presented with the definitive agreement.

The terms herein contained are intended to be legally binding on the Parties hereto. The terms of this letter of intent will be governed by the laws of the State of New York without regard to provisions thereof relating to choice of law or conflicts of law.

**THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK**

**SIGNATURE PAGE TO FOLLOW**

Please indicate your acceptance of the terms outlined in this letter agreement regarding the Transaction as set forth herein.

Sincerely,

MAGNOLIA SOLAR, INC.

By: /S/ Yash R. Puri
Name: Yash R. Puri
Title: Executive Vice President

**Agreed and Accepted:**

/S/ Simon Au.

Simon Au, on behalf of sellers
President, CEO
Here Enterprises, Inc